Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113260 of RR Donnelley on Form S-8 of our report dated June 25, 2003, appearing in this Annual Report on Form 11-K of the Moore North America, Inc. Savings Plan for the year ended December 31, 2002.

Sincerely,

/s/ Deloitte & Touche LLP

Stamford, CT

June 25, 2004